Exhibit 1.2

                                                             EXECUTION COPY

                             PRICING AGREEMENT
                             -----------------


                                                             March 10, 2004


J.P. Morgan Securities Inc.
Banc of America Securities LLC
UBS Securities LLC
As Representatives of the several
Underwriters named in Schedule I hereto

Ladies and Gentlemen:

          The Rouse Company, a Maryland corporation (the "Company"), proposes, subject to the terms and conditions stated herein and in the Underwriting Agreement, dated March 10, 2004 (the "Underwriting Agreement"), to issue and sell to the Underwriters named in Schedule I hereto (the "Underwriters") the Securities specified in Schedules II-A and II-B hereto (the "Designated Securities"). Each of the provisions of the Underwriting Agreement is incorporated herein by reference in its entirety, and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein, and each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Pricing Agreement, except that each representation and warranty which refers to the Prospectus in Section 2 of the Underwriting Agreement shall be deemed to be a representation or warranty as of the date of the Underwriting Agreement in relation to the Prospectus (as therein defined), and also a representation and warranty as of the date of this Pricing Agreement in relation to the Prospectus relating to the Designated Securities which are the subject of this Pricing Agreement. Each reference to the Representatives herein and in the provisions of the Underwriting Agreement so incorporated by reference shall be deemed to refer to you. Unless otherwise defined herein, terms defined in the Underwriting Agreement are used herein as therein defined. The Representatives designated to act on behalf of the Underwriters of the Designated Securities pursuant to Section 12 of the Underwriting Agreement and the address of the Representatives referred to in such Section 12 are set forth at the end of Schedules II-A and II-B hereto.

          An amendment to the Registration Statement, or a supplement to the Prospectus, as the case may be, relating to the Designated Securities, in the form heretofore delivered to you is now proposed to be filed with the Commission.

          Subject to the terms and conditions set forth herein and in the Underwriting Agreement incorporated herein by reference, the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at the time and place and at the purchase price to the Underwriters set forth in Schedules II-A and II-B hereto, the principal amount of Designated Securities set forth opposite the name of such Underwriter in Schedule I hereto.

          If the foregoing is in accordance with your understanding, please sign and return to us six counterparts hereof (one for the Company and one for each of the Representatives plus one for each counsel) and upon acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof, including the provisions of the Underwriting Agreement incorporated herein by reference, shall constitute a binding agreement between each of the Underwriters and the Company.


                                            Very truly yours,

                                            THE ROUSE COMPANY



                                            By:   /s/ Anthony Mifsud
                                               -------------------------------
                                               Name:  Anthony Mifsud
                                               Title: Vice President

Accepted as of the date hereof

J.P. MORGAN SECURITIES INC.


By:/s/ Maria Sramek
   -------------------------------
Name:  Maria Sramek
Title: Vice President



BANC OF AMERICA SECURITIES LLC


By:/s/ Lily Chang
   -------------------------------
Name:  Lily Chang
Title: Principal


UBS SECURITIES LLC


By:/s/ Scott Whitney
   -------------------------------
Name:  Scott Whitney
Title: Director


By:/s/ Ryan Donovan
   -------------------------------
Name:  Ryan Donovan
Title: Associate Director


On behalf of themselves and each of the other Underwriters

                                 SCHEDULE I
                                 ----------


Underwriter                                      Principal Amount                      Principal Amount
-----------                                      of 3.625% Notes due 2009              of 5.375% Notes due 2013
                                                 to be Purchased                       to be Purchased
                                                 ---------------                       ---------------
J.P. Morgan Securities Inc.                      $  86,800,000                         $  21,700,000
Banc of America Securities LLC                   $  86,800,000                         $  21,700,000
UBS Securities LLC                               $  86,800,000                         $  21,700,000
Deutsche Bank Securities Inc.                    $  33,200,000                         $   8,300,000
Goldman, Sachs & Co.                             $  33,200,000                         $   8,300,000
Morgan Stanley & Co, Incorporated                $  33,200,000                         $   8,300,000
PNC Capital Markets, Inc.                        $  10,000,000                         $   2,500,000
RBC Capital Markets Corporation                  $  10,000,000                         $   2,500,000
Scotia Capital (USA) Inc.                        $  10,000,000                         $   2,500,000
Wachovia Capital Markets, LLC                    $  10,000,000                         $   2,500,000
                                                 -------------                         -------------
Total                                            $ 400,000,000                         $ 100,000,000
                                                 =============                         =============


                               SCHEDULE II-A
                               -------------

TITLE OF DESIGNATED SECURITIES:

     3.625% Notes due 2009

AGGREGATE PRINCIPAL AMOUNT:

     $400,000,000

PRICE TO PUBLIC:

     99.688% of the principal amount of the 3.625% Notes due 2009, plus accrued interest, if any, from March 15, 2004

PURCHASE PRICE BY UNDERWRITERS:

     99.088% of the principal amount of the 3.625% Notes due 2009, plus accrued interest, if any, from March 15, 2004

FORM OF DESIGNATED SECURITIES:

     Book-entry only form represented by one or more global securities deposited with The Depository Trust Company ("DTC") or its designated custodian, to be made available for checking by the Representatives at least twenty-four hours prior to the Time of Delivery at the office of DTC.

SPECIFIED FUNDS FOR PAYMENT OF PURCHASE PRICE:

     Federal or other same day funds

TIME OF DELIVERY:

     9:30 a.m. (New York City time), March 15, 2004

INDENTURE:

     Indenture, dated as of February 24, 1995 (the "Indenture") between the Company and J.P. Morgan Trust Company, National Association (as successor to Bank One, National Association, formerly known as the First National Bank of Chicago), as Trustee

MATURITY:

     March 15, 2009

INTEREST RATE:

     3.625% per annum

INTEREST PAYMENT DATES:

     March 15 and September 15 beginning on September 15, 2004

REDEMPTION PROVISIONS:

     The 3.625% Notes due 2009 may be redeemed, in whole or in part, at any time at the option of the Company, for a Make-Whole Price (as described in the Prospectus Supplement dated the date hereof relating to the 3.625% Notes due 2009).

SINKING FUND PROVISIONS:

     None.

CONVERTIBILITY OR EXCHANGEABILITY PROVISIONS:

     None.

DEFEASANCE PROVISIONS:

     As set forth in the Indenture.

OTHER TERMS:

     For purposes of the 3.625% Notes due 2009 and, insofar as used with respect to the 3.625% Notes due 2009, the Indenture, (i) the modifications set forth under the caption "Description of the Notes--Covenants" in the prospectus supplement dated March 10, 2004 relating to the 3.625% Notes due 2009 (the "Prospectus Supplement"), will apply to the covenants set forth under "Description of Debt Securities--Certain Covenants--Limitation on the Incurrence of Debt" in the Prospectus and (ii) the additional covenants set forth under the caption "Description of the Notes--Covenants" in the Prospectus Supplement will also apply.

     For purposes of the 3.625% Notes due 2009 and, insofar as used with respect to the 3.625% Notes due 2009, the Indenture, the definitions set forth under the caption "Description of the Notes--Certain Definitions" in the Prospectus Supplement will apply and supersede any conflicting definitions contained in the Indenture.

     For purposes of the 3.625% Notes due 2009 and, insofar as used with respect to the 3.625% Notes due 2009, the Indenture, the modifications set forth under the caption "Description of the Notes--Consolidation, Merger, Sale, Conveyance and Lease" in the Prospectus Supplement will apply to the provisions set forth under the caption "Description of the Debt Securities--Consolidation, Merger, Sale, Conveyance and Lease" in the Prospectus.

     For purposes of the 3.625% Notes due 2009 and, insofar as used with respect to the 3.625% Notes due 2009, the Indenture, the following shall replace clause (5) of Section 501 of the Indenture:

        (5) a default under any bond, debenture, note, mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any indebtedness for money borrowed by the Company (or by any Subsidiary, the repayment of which the Company has guaranteed or for which the Company is directly responsible or liable as obligor or guarantor) (including a default with respect to Securities of any series other than that series) having an aggregate principal amount outstanding of at least $10,000,000, whether such indebtedness now exists or shall hereafter be created, which default shall have resulted from the failure to pay such indebtedness at its maturity or shall have resulted in such indebtedness being declared due and payable prior to the date on which it would otherwise have become due and payable, without such acceleration having been rescinded or annulled, within a period of 10 days after there shall have been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in principal amount of the Outstanding Securities of that series a written notice specifying such default and requiring the Company to cause such acceleration to be rescinded or annulled and stating that such notice is a "Notice of Default" hereunder; or


CLOSING LOCATION FOR DELIVERY OF DESIGNATED SECURITIES:

     Simpson Thacher & Bartlett LLP
     425 Lexington Avenue
     New York, NY  10017

NAMES AND ADDRESSES OF REPRESENTATIVES:

     Designated Representatives:

          J.P. Morgan Securities Inc.
          Banc of America Securities LLC
          UBS Securities LLC


     Address for Notices, etc.:

          J.P. Morgan Securities Inc.
          270 Park Avenue
          New York, NY  10017
          Facsimile: (212) 834-6081
          Attention:  High Grade Syndicate Desk-8th Floor


          Banc of America Securities LLC
          9 West 57th Street
          NY1-301-2M-01
          New York, NY 10019
          Facsimile: (212) 847-5184
          Attention:  High Grade Capital Markets Transaction Management

                               -and-

          UBS Securities LLC
          677 Washington Blvd
          Stamford, CT 06901
          Facsimile:  (203) 719-0495
          Attention:  Fixed Income Syndicate


UNDERWRITERS COUNSEL:

     Simpson Thacher & Bartlett LLP

                               SCHEDULE II-B
                               -------------

TITLE OF DESIGNATED SECURITIES:

     5.375% Notes due 2013

AGGREGATE PRINCIPAL AMOUNT:

     $100,000,000

PRICE TO PUBLIC:

     103.984% of the principal amount of the 5.375% Notes due 2013, plus accrued interest from November 26, 2003 equal to 1.627% of such principal amount (total initial offering price to public, including such accrued interest, of 105.611% of such principal amount)]

PURCHASE PRICE BY UNDERWRITERS:

     103.334% of the principal amount of the 5.375% Notes due 2013, plus accrued interest from November 26, 2003, equal to 1.627% of such principal amount (total purchase price to the Underwriters, including such accrued interest, of 104.961% of such principal amount). Accordingly, the aggregate purchase price payable by the Underwriters to the Company for the 5.375% Notes due 2013 will be $103,334,000, plus accrued interest from November 26, 2003 totaling $1,627,000, which equals $104,961,000.

FORM OF DESIGNATED SECURITIES:

     Book-entry only form represented by one or more global securities deposited with The Depository Trust Company ("DTC") or its designated custodian, to be made available for checking by the Representatives at least twenty-four hours prior to the Time of Delivery at the office of DTC

SPECIFIED FUNDS FOR PAYMENT OF PURCHASE PRICE:

     Federal or other same day funds

TIME OF DELIVERY:

     9:30 a.m. (New York City time), March 15, 2004

INDENTURE:

     Indenture, dated as of February 24, 1995 (the "Indenture") between the Company and J.P. Morgan Trust Company, National Association (as successor to Bank One, National Association, formerly known as the First National Bank of Chicago), as Trustee

MATURITY:

     November 26, 2013

INTEREST RATE:

     5.375% per annum

INTEREST PAYMENT DATES:

     May 26 and November 26, beginning on May 26, 2004

REDEMPTION PROVISIONS:

     The 5.375% Notes due 2013 may be redeemed, in whole or in part, at any time at the option of the Company, for a Make-Whole Price (as described in the Prospectus Supplement dated the date hereof relating to the 5.375% Notes due 2013).

SINKING FUND PROVISIONS:

     None.

CONVERTIBILITY OR EXCHANGEABILITY PROVISIONS:

     None.

DEFEASANCE PROVISIONS:

     As set forth in the Indenture.

OTHER TERMS:

     For purposes of the 5.375% Notes due 2013 and, insofar as used with respect to the 5.375% Notes due 2013, the Indenture, (i) the modifications set forth under the caption "Description of the Notes--Covenants" in the prospectus supplement dated March 10, 2004 relating to the 5.375% Notes due 2013 (the "Prospectus Supplement"), will apply to the covenants set forth under "Description of Debt Securities--Certain Covenants--Limitation on the Incurrence of Debt" in the Prospectus and (ii) the additional covenants set forth under the caption "Description of the Notes--Covenants" in the Prospectus Supplement will also apply.

     For purposes of the 5.375% Notes due 2013 and, insofar as used with respect to the 5.375% Notes due 2013, the Indenture, the definitions set forth under the caption "Description of the Notes--Certain Definitions" in the Prospectus Supplement will apply and supersede any conflicting definitions contained in the Indenture.

     For purposes of the 5.375% Notes due 2013 and, insofar as used with respect to the 5.375% Notes due 2013, the Indenture, the modifications set forth under the caption "Description of the Notes--Consolidation, Merger, Sale, Conveyance and Lease" in the Prospectus Supplement will apply to the provisions set forth under the caption "Description of the Debt Securities--Consolidation, Merger, Sale, Conveyance and Lease" in the Prospectus.

     For purposes of the 5.375% Notes due 2013 and, insofar as used with respect to the 5.375% Notes due 2013, the Indenture, the following shall replace clause (5) of Section 501 of the Indenture:

        (5) a default under any bond, debenture, note, mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any indebtedness for money borrowed by the Company (or by any Subsidiary, the repayment of which the Company has guaranteed or for which the Company is directly responsible or liable as obligor or guarantor) (including a default with respect to Securities of any series other than that series) having an aggregate principal amount outstanding of at least $10,000,000, whether such indebtedness now exists or shall hereafter be created, which default shall have resulted from the failure to pay such indebtedness at its maturity or shall have resulted in such indebtedness being declared due and payable prior to the date on which it would otherwise have become due and payable, without such acceleration having been rescinded or annulled, within a period of 10 days after there shall have been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in principal amount of the Outstanding Securities of that series a written notice specifying such default and requiring the Company to cause such acceleration to be rescinded or annulled and stating that such notice is a "Notice of Default" hereunder; or

     Notwithstanding any provision of this Pricing Agreement, the Underwriting Agreement or the Indenture to the contrary, the 5.375% Notes due 2013 shall constitute part of the same series as the $350,000,000 aggregate principal amount of 5.375% Notes due 2013 issued and sold by the Company on November 26, 2003 (the "Original Notes"). Without limiting the generality of the preceding sentence, the 5.375% Notes due 2013 to be issued and sold pursuant to the Pricing Agreement shall bear the same CUSIP (779273AG6) number as the Original Notes.

CLOSING LOCATION FOR DELIVERY OF DESIGNATED SECURITIES:

     Simpson Thacher & Bartlett LLP
     425 Lexington Avenue
     New York, NY  10017


NAMES AND ADDRESSES OF REPRESENTATIVES:

     Designated Representatives:

          J.P. Morgan Securities Inc.
          Banc of America Securities LLC
          UBS Securities LLC

     Address for Notices, etc.:

          J.P. Morgan Securities Inc.
          270 Park Avenue
          New York, NY 10017
          Facsimile: (212) 834-6081
          Attention:  High Grade Syndicate Desk-8th Floor

          Banc of America Securities LLC
          9 West 57th Street
          NY1-301-2M-01
          New York, NY 10019
          Facsimile: (212) 847-5184
          Attention:  High Grade Capital Markets Transaction Management

                               -and-

          UBS Securities LLC
          677 Washington Blvd
          Stamford, CT 06901
          Facsimile:  (203) 719-0495
          Attention:  Fixed Income Syndicate


UNDERWRITERS COUNSEL:

     Simpson Thacher & Bartlett LLP